Exhibit 99.1

FOR IMMEDIATE RELEASE: Monday, August 15, 2005

Sutron Corporation Reports Second Quarter 2005 Results

August 15, 2005, Sterling, VA...Sutron Corporation, a leading provider of hydrological and meteorological monitoring products, systems and services, today reported financial results for the quarter ended
June 30, 2005.

Financial Highlights

For the second quarter ended June 30, 2005:

--Revenue was down 23% to $3,157,884 from $4,073,841
in the second quarter of 2004.

--Net income was down 77% to $131,979 from $536,998 in the second quarter of 2004.

-- Earnings per share were $0.03 versus earnings of $0.13 per share during the second quarter of 2004.

--Gross margin was 39.7% versus 41% in 2004.

"Sutrons second quarter financial results were under our expectations," said Raul McQuivey, Sutrons chief executive officer. "We had expected to receive two large international contracts in 2005 that are still under review and in the process of negotiation. These contract awards would have significantly affected our revenues and operating results in the second quarter. We anticipate that the reviews and negotiations will be completed and that the contract awards will be made during the third quarter although no assurances can be made that the contracts will be awarded to Sutron during the third quarter. Our customer orders or bookings for the second quarter were approximately
$3.1 million versus $4.8 million in 2004. Total bookings for the first six months of 2005 were $6.2 million versus $8.9 million in 2004."

For the six months ended June 30, 2005:

--Revenue from products, systems and services was down 10% to $7,051,817 from $7,801,069 in the first six months of 2004.

--Net income was $524,270 versus net income of $902,276 in the first six months of 2004.

-- Earnings per share were $0.12 versus $0.21 per share during the first six months of 2004.

--Gross margin was 41.3% versus 39% in 2004.


Other Q2 2005 Highlights

Among other Q2 2005 highlights, Sutron:

--Received orders totaling $1,217,248 from NOAAs National Ocean
Service (NOS)to provide tide systems and equipment.

--Was awarded orders totaling $434,158 by the South Florida Water Management District SFWMD) to Sutrons Brandon, Florida office. Sutron provides the District with flow monitoring, science and engineering, site installation and SCADA services in support of SFWMDs actions to comply with requirements of CERP (Comprehensive Everglades Restoration Plan).

--Received orders totaling $311,252 from the USGS Hydrologic
Instrumentation Facility (HIF) for Sutron Accububble Systems, XLite Dataloggers and SatLink2 GOES Transmitter/Logger.


This release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC, including the disclosure under the heading Business and Managements Discussion and Analysis in the Companys Annual Report on Form 10-KSB/A filed on June 15, 2005. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.